NINTH SUPPLEMENTAL INDENTURE NINTH SUPPLEMENTAL INDENTURE, dated as of January 15, 2019 (this “Supplemental Indenture”), by and among Cott Cayman, as Guarantor (the “Guaranteeing Subsidiary”), Cott Corporation as successor to Cott Finance Corporation, a Canadian corporation (the “Issuer”), BNY Trust Company of Canada, as Canadian co-trustee (the “Canadian Trustee”), and The Bank of New York Mellon, as U.S. co-trustee (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees” and each, a “Trustee”), under the Indenture referred to below. W I T N E S S E T H: WHEREAS, the Issuer, each of the Guarantors, the Trustees and the Agent have heretofore executed and delivered an Indenture, dated as of June 30, 2016, as supplemented by the First Supplemental Indenture, dated as of August 2, 2016, the Second Supplemental Indenture, dated as of August 25, 2016, the Third Supplemental Indenture, dated as of January 12, 2017, the Fourth Supplemental Indenture, dated as of April 24, 2017, the Fifth Supplemental Indenture, dated as of October 31, 2017, the Sixth Supplemental Indenture, dated as of April 16, 2018, the Seventh Supplemental Indenture, dated as of June 29, 2018, and the Eighth Supplemental Indenture, dated as of November 16, 2018 (as otherwise amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of €450,000,000 of 5.50% Senior Notes due 2024 of the Issuer (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustees a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustees are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Issuer and the Trustees mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: ARTICLE I DEFINITIONS SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. ARTICLE II AGREEMENT TO BE BOUND; GUARANTEE SECTION 2.1. Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. SECTION 2.2. Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes, the Trustees and the Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III MISCELLANEOUS SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided for in the Indenture to any Guarantor, with a copy to the Issuer as provided in the Indenture for notices to the Issuer. SECTION 3.2. Merger and Consolidation. The Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture. SECTION 3.3. Release of Guarantee. This Guarantee shall only be released in accordance with the Indenture. SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustees and the Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained. SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. SECTION 3.7. Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits. SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall not be used to, and is not intended to, interpret any other indenture (other than the Indenture), supplemental indenture, loan or credit agreement of the Issuer, the Guarantors or any of the Issuer’s Subsidiaries. Any such indenture, supplemental indenture, loan or credit agreement may not be used to interpret this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. SECTION 3.9. The Trustees and the Agent. Each of the Trustees and the Agent makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. SECTION 3.11. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. [SIGNATURE PAGES FOLLOW]